UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2011

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 28, 2011, Comstock Resources, Inc. ("Comstock") issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing a senior notes offering in the amount of $250 million.  The offering will be made by means of an underwritten public offering pursuant to an automatic shelf registration statement previously filed with the Securities and Exchange Commission.  Comstock intends to use the net proceeds of the proposed offering to repurchase all $172 million of its 6⅞% Senior Notes due 2012 that are currently outstanding, to repay outstanding borrowings under its bank credit facility and for other general corporate purposes.  Comstock also issued a press release, attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing a tender offer and consent solicitation for the Company's $172 million aggregate principal amount of 6⅞% Senior Notes due 2012.  The offer, which commenced on February 28, 2011, will expire on March 28, 2011 unless it is extended by the Company in its sole option.  The tender offer contemplates an early settlement option, so that holders who validly tender their notes prior to the expiration of the consent solicitation on March 11, 2011, and whose notes are accepted for purchase, could receive payment as early as March 14, 2011.  The tender offer is subject to a number of conditions set forth in the offer to purchase.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated February 28, 2011 announcing the Company's Senior Notes Offering.

Exhibit 99.2	Press Release, dated February 28, 2011 announcing the Company's Tender Offer and Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: February 28, 2011	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer